Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated July 30, 2025, with respect to the consolidated financial statements of Worthington Enterprises, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Cincinnati, Ohio
September 24, 2025